UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2014

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-33525 (Commission File Number)	14-1626307 (I.R.S. Employer Identification No.)

512 Herndon Parkway, Suite A Herndon, Virginia (Address of principal executive offices)	20170 (Zip Code)

(703) 464-4735

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2014, Command Security Corporation (the “Company”) entered into a letter agreement with Craig P. Coy, the Company’s Chief Executive Officer. Pursuant to the terms of the letter dated December 23, 2014 (the “Coy Letter”), (i) Mr. Coy’s existing employment agreement with the Company dated January 3, 2012 was amended and (ii) Mr. Coy was granted an option to purchase shares of the Company’s common stock.

Employment Agreement Amendment

The Coy Letter provides for the extension of the term of Mr. Coy’s employment agreement from January 3, 2015 to January 3, 2018. Beginning in the fiscal year ending March 31, 2016, Mr. Coy will be eligible to receive an annual bonus of up to one hundred percent (100%) of his base salary for the relevant fiscal year. If Mr. Coy’s employment is terminated by the Company without “Cause,” by Mr. Coy for “Good Reason” or upon Mr. Coy’s “Disability” (each term as defined in his employment agreement) or death, in each case, occurring after January 3, 2015 but during the term of the agreement, Mr. Coy would be eligible to receive severance consisting of twelve (12) months of continued base salary payments. If Mr. Coy’s employment is terminated by the Company without Cause, by Mr. Coy for Good Reason or upon Mr. Coy’s Disability or death, in each case, within one (1) year of a “Change in Control” (as defined in Mr. Coy’s employment agreement) of the Company, Mr. Coy would be eligible to receive severance consisting of (i) eighteen (18) months of continued base salary payments and (ii) one hundred and fifty percent (150%) of the bonus amount that would have been payable to Mr. Coy had his employment not been terminated, based on actual performance through the date of termination.

Stock Option Grant

Additionally, upon the execution of the Coy Letter, the Board will grant to Mr. Coy the option to purchase an aggregate of 100,000 shares of the Company’s common stock, which will vest in equal monthly increments on the third day of each month, beginning on February 3, 2015 and ending on January 3, 2016. The option exercise price will be equal to the closing price of the Company’s common stock on the date of the Coy Letter. If Mr. Coy’s employment is terminated by the Company without Cause or by Mr. Coy for Good Reason, in each case, within one (1) year of a Change in Control of the Company, the unvested portion of Mr. Coy’s option would immediately vest in full. If Mr. Coy’s employment terminates for any other reason, the unvested portion of his option would immediately terminate and be forfeited. The vested portion of Mr. Coy’s option will remain exercisable by him for twelve (12) months following his termination of employment.

The foregoing description of the Coy Letter is only a summary of the material terms of the Coy Letter and is qualified in its entirety by reference to the Coy Letter filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Coy Employment Agreement Extension dated December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: December 29, 2014	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Coy Employment Agreement Extension dated December 23, 2014